Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

November 14, 2019

Gulf Island Announces
Appointment of Richard Heo as Chief Executive Officer

HOUSTON, TX – Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) announced today that the Company’s Board of Directors has appointed Richard W. Heo as President and Chief Executive Officer, effective today. Richard has also been appointed to serve as a Director of the Company. He will replace Kirk J. Meche, who has served as the Company’s President and Chief Executive Officer since 2013. As previously announced, Kirk will assist the Company with the leadership transition.

Richard brings over 20 years of engineering, procurement, fabrication and construction industry experience to Gulf Island. Most recently, he served as Senior Vice President of North, Central and South America for McDermott International, Inc. Richard previously served as Executive Vice President of Fabrication Services for Chicago Bridge & Iron N.V. (“CB&I”) and President of CB&I’s Engineered Products business unit. Prior to joining CB&I, he served in various senior leadership positions at KBR, Inc. Richard holds an MBA from Tulane University, a PhD in Organic Chemistry from the University of Houston and a BS in Biochemistry from Trinity University.

“The Board would like to welcome Richard as our next CEO,” said Jack Laborde, Gulf Island’s Chairman of the Board. “Richard has extensive industry knowledge and is a proven business leader with a track record of building highly functional sales and operations teams and successfully converting new ideas into sustainable and profitable revenue growth. Richard understands the risks and opportunities inherent in our business and the Board is confident he is the right leader for the Company as we move forward.”

“I am honored and privileged to serve Gulf Island and our customers,” said Richard. “I am excited to build on the legacy of the strong fabrication and services capabilities of our employees and look forward to continuing the tradition of serving our customers with a focus on performance, quality and safety. I am also eager to meet our shareholders and am committed to taking the steps necessary to maximize shareholder value.”

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management, installation, hookup, commissioning, repair, maintenance and civil construction services. The Company operates and manages its business through three operating divisions: Fabrication, Shipyard and Services, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana. For more information on the Company, visit Gulf Island’s website at www.gulfisland.com.

Company Information

Westley S. Stockton
Chief Financial Officer
713-714-6100

Cautionary Statement

This press release contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our credit agreement, ability to generate sufficient cash flow, ability to sell certain assets, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported termination of contracts to build two multi-purpose support vessels, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in our joint ventures and other strategic alliances, and other factors described in Item 1A in our Annual Report on Form 10-K for the Year Ended December 31, 2018, as updated by subsequent filings with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.